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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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CRIIMI MAE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRIIMI MAE Inc.

Notice of Annual Meeting

of Stockholders and

Proxy Statement

April 8, 2004

CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, Maryland 20852
April 8, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of CRIIMI MAE Inc. (the "Company"), which will be held at the Millenium Hilton, 55 Church Street, New York, New York 10017, on Tuesday, May 18, 2004. The Annual Meeting will begin promptly at 10:00 a.m. local time.

        The accompanying Notice and Proxy Statement, which you are urged to read carefully, provide important information regarding the business to be conducted at the Annual Meeting.

        Your Board of Directors recommends a vote FOR (i) the nominees for director and (ii) the ratification of the appointment of the independent accountants.

        You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you do attend the meeting, you may vote in person even if you have submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. If you hold your shares in "street name" (that is, through a bank, broker or other nominee), please review the instructions on the proxy forwarded by your bank, broker or other nominee regarding the option, if any, to vote on the Internet or by telephone. If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

        On behalf of the Board of Directors, I thank you for your support and continued interest in the Company.

                        Sincerely,

                        /s/ BARRY S. BLATTMAN

                        Barry S. Blattman
                        Chairman of the Board and CEO

CRIIMI MAE INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2004

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CRIIMI MAE Inc. ("We" or the "Company") will be held at the Millenium Hilton, 55 Church Street, New York, New York 10017 on Tuesday, May 18, 2004, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect three Class I directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualify.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record of the Company at the close of business on March 30, 2004 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

                        By Order of the Board of Directors

                        /s/ SUSAN B. RAILEY

                        Susan B. Railey
                        Secretary

Rockville, Maryland
April 8, 2004

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, Maryland 20852
(301) 816-2300

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2004

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board of Directors" or "Board") of CRIIMI MAE Inc., a Maryland corporation ("We" or the "Company"), for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Millenium Hilton, 55 Church Street, New York, New York 10017, at 10:00 a.m., local time, on Tuesday, May 18, 2004, and at any adjournment or postponement thereof.

        It is anticipated that this Proxy Statement, the accompanying Proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 will be mailed to stockholders on or about April 8, 2004.

        At the Annual Meeting, the holders of the Company's common stock (the "Common Stock") will vote upon: (a) the election of three Class I directors to serve until the Company's 2007 annual meeting of stockholders and until their respective successors are elected and qualify; (b) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004; and (c) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        A Proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Annual Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted: (a) FOR the election of the three nominees for Class I director; (b) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004; and (c) if any other business is properly presented at the Annual Meeting, in accordance with the discretion of the Proxy holders.

        The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails, but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to stockholders whose stock in the Company is held of record by such entities.

        All share and per share information in this Proxy Statement has been retroactively adjusted to reflect a one-for-ten reverse stock split effected on October 17, 2001.

VOTING SECURITIES

        Common stockholders of record at the close of business on March 30, 2004 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 15,471,420 shares of Common Stock were held of record by 2,700 stockholders.

        A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date for each matter properly submitted at the Annual Meeting. Holders of Common Stock do not have cumulative voting rights.

        A plurality of the votes duly cast by holders of Common Stock is required for the election of the Class I directors. That is, the nominees receiving the greatest number of votes will be elected.

        Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004 requires the affirmative vote of a majority of the votes duly cast by holders of Common Stock.

        Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

        In connection with the election of the Class I directors, the ratification of the appointment of the Company's independent accountants and the adoption of all other proposals that may properly come before the Annual Meeting, abstentions and broker non-votes will not be deemed "votes cast," and accordingly, will have no effect.

CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD OF DIRECTORS AND COMMITTEES

        Pursuant to the Company's Charter and Bylaws, a majority of the members of the Board are "Unaffiliated Directors." This means that they do not perform any services for the Company other than as a director and are not directors, officers or employees of C.R.I., Inc. ("CRI"), the Company's previous advisor. As required by our Board of Directors Governance Guidelines (the "Governance Guidelines") and the corporate governance standards of the New York Stock Exchange ("NYSE"), a majority of the members of the Board of Directors are "independent" as determined by our Board of Directors.

        Our Governance Guidelines address the composition and functioning of the Board and our policy with respect to director attendance at our annual meeting of stockholders. All of our directors attended our 2003 annual meeting of stockholders. During 2003, the Board of Directors met nine times and acted by unanimous written consent on four occasions. No incumbent director who served as a director in 2003 attended less than 75% of all the meetings of the Board and the committees on which he served during 2003. Pursuant to our Governance Guidelines, the non-management directors meet regularly, and at a minimum after every Board meeting in executive session without management participation. The non-management directors of the Board did not select a lead director to preside over the executive sessions in 2003. For 2004, the Board determined that the presiding Chairman of the Nominating and Governance Committee, currently Mr. Gillon, will be the lead director during executive sessions.

        Our Governance Guidelines set forth our policy with respect to stockholder communications with our Board and its individual members. All stockholder communications addressed to the Board, non-management directors as a group or a specified individual director will be forwarded to the full Board, non-management directors as a group or the specified individual director, as the case may be. Stockholders may communicate with our directors by writing our Corporate Secretary at the Company's address at 11200 Rockville Pike, Rockville, MD 20852, or by emailing us at shareholders@criimi.com.

        The Board of Directors Governance Guidelines can be found on the Company's website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance, and are available in print to any stockholder who makes a request in writing to our Corporate Secretary at the Company's address at 11200 Rockville Pike, 4th Floor, Rockville, MD 20852.

Committees of the Board of Directors

        The Board of Directors has an Audit Committee, Compensation and Stock Option Committee and a Nominating and Governance Committee. The Board also had a Special Committee and an Executive Search Committee which were terminated on January 23, 2003 and an Executive Committee which was terminated on May 15, 2003. Also, our Board of Directors has determined that all members of each current Committee are "independent" in accordance with the NYSE corporate governance standards. In addition, our Audit Committee members are "independent" within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Audit Committee.    The Audit Committee is currently comprised of Messrs. Merrick, Haut and Woods. The functions of the Audit Committee focus on (a) the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements, (b) the independence and performance of the Company's independent accountants, and (c) the Company's compliance with legal and regulatory requirements. The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent accountants and with appropriate Company financial personnel. The Audit Committee meets privately with the independent accountants who have unrestricted access to the Committee. The Audit Committee also appoints the independent accountants and reviews their performance, fees and independence from management. The Committee also has the authority to terminate the independent accountants. The Second Amended and Restated Charter of the Audit Committee can be found on the Company's website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance. The Audit Committee met six times in 2003 and acted by unanimous written consent on one occasion. The report of the Audit Committee with respect to 2003 begins on page 19 of this Proxy Statement.

        Compensation and Stock Option Committee.    The Compensation and Stock Option Committee is currently comprised of Messrs. Moody, Rufrano and Woods. The Compensation and Stock Option Committee provides oversight and guidance in the development of compensation and benefit policies and plans, including equity based plans. The Compensation and Stock Option Committee administers these equity based plans. The Compensation and Stock Option Committee also establishes the compensation of executive officers and other members of senior management and reviews the compensation of directors. The Second Amended and Restated Charter of the Compensation and Stock Option Committee can be found on the Company's website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance. The Compensation and Stock Option Committee met nine times in 2003 and acted by unanimous written consent on two occasions. The report of the Compensation and Stock Option Committee with respect to 2003 executive compensation begins on page 23 of this Proxy Statement.

        Nominating and Governance Committee.    The Nominating and Governance Committee is currently comprised of Messrs. Gillon, Haut and Rufrano. The functions of the Nominating and Governance Committee include (a) making recommendations to the Board from time to time as to matters of corporate governance and (b) recommending to the full Board nominees for election as directors of the Company. In accordance with its written charter, the Nominating and Governance Committee assists the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, identifies highly qualified individuals meeting those criteria to serve on the Board, proposes to the Board a slate of nominees for election by our stockholders at the Annual Meeting of Stockholders and prospective director candidates in the event of resignation, death, removal or retirement of directors or a change in Board composition requirements and reviews candidates nominated by stockholders for election to the Board. The Nominating and Governance Committee also develops plans regarding the size and composition of the Board and its committees, reviews management succession plans and recommends to the Board successors to the Chief Executive Officer should the Chief Executive Officer unexpectedly become unable to perform his duties due to death, disability or other circumstance, and develops and recommends to the Board a set of corporate governance principles applicable to the Company and reviews such principles at least annually. The Nominating and Governance Committee will consider qualified nominees recommended by stockholders. The Amended Charter for the Nominating and Governance Committee can be found on the Company's website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance. The Nominating and Governance Committee met six times in 2003 and acted by unanimous written consent on one occasion.

        Executive Committee.    The Executive Committee was formed in May 2001 to implement transactions approved by the Board. The Executive Committee did not meet in 2003 and was terminated on May 15, 2003.

        Special Committee.    The Special Committee was formed in September 2002 to evaluate the terms and conditions of any proposal to sell all or substantially all of the assets of the Company, refinance the Company's debt incurred on emergence from Chapter 11, recapitalize the Company or engage in a similar transaction and to make recommendations to the Board with respect to any such potential transactions. All members of the Special Committee were Unaffiliated Directors. The Special Committee met six times in 2003 and was terminated on January 23, 2003 upon completion of the January 2003 recapitalization of the Company.

        Executive Search Committee.    The Executive Search Committee was formed in May 2002 to assist the Board in hiring a Chief Operating Officer to potentially become the Chief Executive Officer. The Executive Search Committee did not meet in 2003 and was terminated on January 23, 2003 upon the appointment of Barry

S. Blattman as Chief Executive Officer, and David B. Iannarone as Chief Operating Officer. Mark R. Jarrell was named President and Chief Operating Officer effective on September 15, 2003. Mr. Iannarone resigned from the Company on October 24, 2003.

Compensation of Directors

        Directors who are also employees of the Company receive no additional compensation for their services as directors. Effective January 1, 2002, each Unaffiliated Director receives (a) an annual fee of $15,000, (b) a fee of $1,000 (for telephonic meetings) or $1,500 (for in-person meetings) per day for each meeting in which such director participates, including committee meetings held on days when the Board is not meeting, and (c) an annual grant of options to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and exercisable in three annual installments of 2,000, 1,000 and 1,000 shares, respectively, commencing on the date of grant. In addition, the Company reimburses all directors for travel and other expenses incurred in connection with their duties as directors of the Company.

NOMINATING AND GOVERNANCE MATTERS

        The Nominating and Governance Committee consists of three directors who are "independent" as determined by our Board for purposes of the NYSE corporate governance standards.

        As set forth in our Governance Guidelines, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. We seek director candidates with experience in positions with a high degree of responsibility, who are leaders in organizations with which they are affiliated, and who are selected based upon contributions they can make to the Board and our management. The director candidates must be willing to represent the best interests of our Company and our stockholders.

        The Nominating and Governance Committee may engage a third-party search firm to identify and evaluate candidates for director-nominee positions. Members of the Nominating and Governance Committee review the information provided on such candidates and interview selected candidates who best meet the Board's criteria for membership.

        In November 2003, the Nominating and Governance Committee retained the firm of Ferguson Partners, Ltd. ("Ferguson Partners") to identify and evaluate nominees for election to our Board. Ferguson Partners performed an extensive search for qualified director candidates to recommend to the Nominating and Governance Committee. Members of the Nominating and Governance Committee and the CEO narrowed the list of candidates, and after interviewing the candidates, the Nominating and Governance Committee recommended the selection of each of John S. Moody and Glenn J. Rufrano as candidates to fill the vacancies on our Board created by the resignations of William B. Dockser and Donald J. MacKinnon. Our CEO, Mr. Blattman, recommended to the Nominating and Governance Committee the selection of Bruce K. Robertson to fill the remaining vacancy on our Board, and the Nominating and Governance Committee recommended that the Board appoint each of Messrs. Moody, Rufrano and Robertson to our Board. The Board appointed such individuals to fill the vacancies in February 2004. The Nominating and Governance Committee recommended each of Messrs. Moody, Rufrano and Woods for inclusion on the Company's proxy card for election as a Class I director at the 2004 Annual Meeting of Stockholders.(1)

        The Nominating and Governance Committee did not receive any director nominee recommendations from stockholders for election at the 2004 Annual Meeting of Stockholders. The procedures to be followed by a stockholder in submitting a nominee recommendation are set forth on page 30 of this proxy statement.

(1)
Mr. Rufrano was appointed to the Nominating and Governance Committee on February 25, 2004, and therefore was not involved in any matters submitted to the Committee before that date. Mr. Woods was a member of the Nominating and Governance Committee from March 4, 2003 until February 25, 2004 when the Board reconfigured the membership of the Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

        On March 26, 2003, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to our directors and executive officers, including our Chief Executive Officer and our Chief Financial Officer. Our Chief Financial Officer serves as our principal financial and accounting officer. Our Code of Business Conduct and Ethics can be found on our website at www.criimimaeinc.com on the Corporate Profile page, and is available in print to any stockholder who requests it by writing to our Corporate Secretary at 11200 Rockville Pike, Rockville, Maryland 20852.

        Any waiver of a provision of our Code of Business Conduct and Ethics for a director or an executive officer or amendment of the Code must be approved by our Board of Directors or its designated committee and will be disclosed on our website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with BREF Fund

        Pursuant to the terms of the Investment Agreement, as amended (the "Investment Agreement"), between Brascan Real Estate Financial Investments LLC ("BREF Investments") and the Company, and concurrent with the refinancing of certain of the Company's debt (as contemplated by the Investment Agreement), on January 23, 2003 (a) Brascan Real Estate Finance Fund I L.P. ("BREF Fund") acquired, in a private transaction, 1,212,617 shares of Common Stock for a gross cash purchase price of $11.50 per share, or $13,945,095, (b) BREF Fund acquired, in a private transaction, a warrant (the "Warrant") to purchase, at its option, up to 336,835 additional shares of Common Stock (which amount may be adjusted pursuant to the terms of the Warrant), at any time prior to January 23, 2010, for a cash purchase price of $11.50 per share, (c) BREF Fund acquired $30,000,000 of aggregate principal amount of the Company's 15% Senior Subordinated Secured Notes Due 2006 for a gross cash purchase price of $30,000,000, (d) Mr. Blattman, the managing member of Brascan Real Estate Financial Partners LLC ("BREF Partners") (BREF Partners owns 100% of the general partner of BREF Fund) became Chief Executive Officer, a director of the Company and the Chairman of the Board of the Company, (e) the size of the board of directors of the Company was increased from eight to nine members and (f) two individuals mutually acceptable to BREF Investments and the Company, Mark R. Jarrell and Joshua B. Gillon, became directors of the Company (and such individuals became members of the Company's Compensation and Stock Option Committee). Mr. Jarrell subsequently resigned from the Board and the Compensation and Stock Option Committee effective August 13, 2003 upon his appointment as our President and Chief Operating Officer. Pursuant to the Investment Agreement, two additional individuals mutually acceptable to BREF Investments and the Company, Arthur N. Haut and Jeffrey M. Blidner, were nominated by the Company for election to the Board and were elected at the 2003 annual stockholders meeting, three individuals mutually acceptable to BREF Investments and the Company were appointed as members of the Company's Nominating and Governance Committee and three individuals mutually acceptable to BREF Investments and the Company were appointed as members of the Company's Audit Committee. Mr. Blidner is a managing partner of Brascan Corporation and a Vice Chairman of Brascan Financial Corporation, each an affiliate of BREF Investments and BREF Fund. The Investment Agreement further provides that for so long as BREF Investments and its affiliates own 5% or more of all outstanding Common Stock (including any shares of Common Stock that may be acquired upon the exercise of the Warrant), the Company shall cause one nominee of BREF Investments to serve on the Company's Board, and for so long as BREF Investments and its affiliates own 8% or more of all outstanding Common Stock (including any shares of Common Stock that may be acquired upon the exercise of the Warrant), the Company shall cause the Company's Board to have two members who have been approved by BREF Investments (in addition to such BREF Investments' nominee). In connection with arranging the concurrent repurchase financing with Bear Stearns & Co. Inc. used to refinance certain of the Company's debt, the Investment Agreement provides that BREF Investments will receive a quarterly maintenance fee of $434,000 through January 23, 2006. The Company paid BREF Investments and BREF Fund an aggregate $1,000,000 for expenses in connection with the transactions.

        At the time BREF Fund acquired the 15% Senior Subordinated Secured Notes, BREF Investments was paid an origination fee of $200,000 equal to 0.50% of the $40,000,000 aggregate principal amount of the Company's subordinated debt available to be sold to BREF Fund. The Company did not exercise its option to require BREF Fund to purchase additional amounts of the Company's senior subordinated secured debt, and such option expired on January 14, 2004.

        In connection with BREF Fund's acquisition of Common Stock (the "Purchased Shares") and the Warrant to purchase Common Stock (the "Warrant Shares"), the Company granted BREF Fund certain registration rights. The Company has agreed to indemnify BREF Fund and its affiliates against certain liabilities in connection with the registration of any of the Purchased Shares or the Warrant Shares.

        As contemplated by the Investment Agreement, the Company and BREF Fund entered into a Non-Competition Agreement pursuant to which BREF Fund (and its controlled affiliates) will not directly or indirectly compete with the Company prior to January 23, 2006 in certain specified areas of business. These specified areas of business ("Company Business") are consistent with those that the Company is permitted to conduct under the Senior Subordinated Secured Note Agreement relating to the Senior Secured Subordinated Notes acquired by BREF Fund and are generally described as (a) the acquisition, ownership and management of non-investment grade securities secured by pools of commercial and/or multifamily mortgage loans originated in anticipation of rated "conduit" securitizations, (b) the origination or purchase of commercial and/or multifamily mortgage loans in anticipation of pooling such loans for rated "conduit" securitization transactions, and the origination or purchase of certain mezzanine loans in connection with such mortgage loans, (c) the servicing of commercial and/or multifamily loans, and (d) the provision of commercial and/or multifamily mortgage loan due diligence services to third parties. Notwithstanding the agreement not to compete in these areas of business, BREF Fund, or a controlled affiliate of BREF Fund, may (v) sponsor collateral bond or loan obligations ("CBOs"), (w) include non-investment grade CMBS in such CBOs (and may purchase or acquire them for such inclusion), (x) own less than 10% of any class of stock of a public company engaged, directly or indirectly, in Company Business, (y) own less than 10% in value of any instrument of indebtedness of a public company engaged, directly or indirectly, in Company Business, and (z) own an entity that engages, directly or indirectly, in Company Business if such Company Business accounts for less than 10% of such entity's consolidated annual revenues.

        The Investment Agreement and all transactions contemplated by that Agreement were approved by the Special Committee, a Committee of the Board which was comprised of Unaffiliated Directors. Such directors had no direct or indirect interest in the transaction.

        Craig M. Lieberman, a former executive officer of the Company, was a consultant to BREF Fund in connection with BREF Fund's January 23, 2003 investment in the Company.

        During 2003, we paid affiliates of BREF Fund $32,835 in reimbursement for travel, telephone and related expenses incurred by employees of these affiliates in connection with services provided for the Company. The reimbursement of such expenses to affiliates of BREF Fund was approved by the Audit Committee.

        BREF Fund or affiliates of BREF Fund may engage, from time to time, in joint ventures, with the Company. Our servicing subsidiary, CRIIMI MAE Services Limited Partnership ("CMSLP"), in its capacity as special servicer for several commercial mortgage securitization trusts ("Trusts"), may retain affiliates of BREF

Fund to perform advisory services with respect to specially serviced commercial mortgage loans or real estate assets in such Trusts.

Other Relationships

        The Company and its subsidiaries paid net charges to CRI of $2,151 and $150,752 for the years ended December 31, 2003 and 2002, respectively, for certain facility and other services. William B. Dockser, our former Chairman and a former director of the Company, is a director, executive officer and principal shareholder of CRI.

        Consistent with the Company's policy, all future non-material transactions between the Company and related parties will be approved by the Audit Committee and all material transactions between the Company and related parties will be approved by a majority of the Board's disinterested directors and will be on terms no less favorable than those which could have been obtained from unrelated third parties.

Edge Partners Settlement

        In connection with a June 16, 1998 court approved settlement agreement relating to a complaint filed by Edge Partners, L.P. in February 1996, we adhere to a non-binding policy adopted by the Board relating to the approval of certain interested transactions.

        Among other things, this non-binding policy imposes certain conditions on the Board's approval of transactions between the Company and any director, officer or employee who owns more than 1% of the outstanding shares of common stock of the Company. Such conditions generally include: (a) approval by written resolution of any such transaction involving an amount in excess of $5 million in any year adopted by a majority of the members of the Board having no personal stake in the transaction; and (b) in the case of any such transaction in excess of $15 million in any year, consideration by the Board as to the formation of a special committee of the Board, to be comprised of at least two directors having no personal stake in such transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Preferred Stock as of March 30, 2004 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock or Series B Preferred Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

	Amount and Nature of Shares Beneficially Owned
Name	Shares of Common Stock		Percent of Common Stock Outstanding	Shares of Series F Preferred Stock	Percent of Series F Preferred Stock Outstanding	Shares of Series G Preferred Stock	Percent of Series G Preferred Stock Outstanding
Barry S. Blattman	1,549,452	(1)	9.6%
Jeffrey M. Blidner	1,549,452	(2)	9.6%
Joshua B. Gillon	3,000	(3)	*
Arthur N. Haut	5,000		*
Robert J. Merrick	9,375	(4)	*	90	*	210	*
John S. Moody	20,000		*
Glenn J. Rufrano	0
Bruce K. Robertson	1,549,452	(5)	9.6%
Robert E. Woods	15,931	(6)	*	15	*	60	*
Mark R. Jarrell	60,021	(7)	*
Cynthia O. Azzara	128,476	(8)	*
Stephen M. Abelman	12,500	(9)	*
Daniel P. Warcholak	23,126	(10)	*
William B. Dockser	583,837	(11)	3.6%			22,948 (16)	1.8%
David B. Iannarone	45,885		*
Craig M. Lieberman	0
Wells Fargo & Company, Parent Holding Company for Wells Capital Management Inc. 420 Montgomery Street San Francisco, CA 94104	1,277,741	(12)	8.3%
Brascan Real Estate Finance Fund I L.P. One Liberty Plaza New York, NY 10006	1,549,452	(13)	9.6%
Private Management Group, Inc. 20 Corporate Park, Suite 400 Irvine, CA 92606	1,197,655	(14)	7.8%
All Directors and Executive Officers as a Group (16 persons)	2,449,103	(1)(2)(3)(4)(5)(6)(7)(8)(9(10)(11)(15)	15.2%		*		1.9%

*
Less than 1%.

(1)
Mr. Blattman owns no shares of record. Includes 1,212,617 shares held of record by BREF Fund and 336,835 shares purchasable under a warrant held by BREF Fund. As the managing member of BREF Partners, the managing member of BREF GP LLC, the general partner of the BREF Fund, Mr. Blattman may be deemed to have sole voting and dispositive power with respect to the shares and thus may be deemed the beneficial owner of the shares. Mr. Blattman disclaims beneficial ownership of these shares except with respect to the portion of these shares that is proportionate to Mr. Blattman's limited partnership interest in the BREF Fund. As of March 14, 2004, Mr. Blattman held a .496% limited partnership interest in the BREF Fund.

(2)
Mr. Blidner owns no shares of record. Includes 1,212,617 shares held of record by BREF Fund and 336,835 shares purchasable under a warrant held by BREF Fund. As a managing partner of Brascan Corporation and the Vice Chairman of Brascan Financial Corporation, a wholly owned subsidiary of Brascan Corporation, indirect owners of a 99.13% limited partnership interest in the BREF Fund, Mr. Blidner may be deemed to be the beneficial owner of the shares. Mr. Blidner disclaims beneficial ownership of these shares.

(3)
Includes 3,000 shares available upon exercise of presently exercisable options or those exercisable within 60 days.

(4)
Includes 7,336 shares available upon exercise of presently exercisable options or those exercisable within 60 days.

(5)
Mr. Robertson owns no shares of record. Includes 1,212,617 shares held of record by BREF Fund and 336,835 shares purchasable under a warrant held by BREF Fund. As a managing partner of Brascan Corporation and Brascan Financial Corporation, a wholly owned subsidiary of Brascan Corporation, indirect owners of a 99.13% limited partnership interest in the BREF Fund, Mr. Robertson may be deemed to be the beneficial owner of the shares. Mr. Robertson disclaims beneficial ownership of these shares.

(6)
Includes 7,249 shares available upon exercise of presently exercisable options or those exercisable within 60 days.

(7)
Includes 2,000 shares available upon exercise of presently exercisable options or those exercisable within 60 days. Includes 58,021 shares of restricted stock awarded on September 15, 2003 for which restrictions lapsed on one quarter of the shares on December 31, 2003 and restrictions will lapse on the remaining shares on December 31, 2004 provided that Mr. Jarrell is still employed by the Company on such date.

(8)
Includes 93,464 shares available upon exercise of presently exercisable options or those exercisable within 60 days. Includes 12,500 shares of restricted stock awarded on January 2, 2002 for which all restrictions have lapsed and 13,055 shares awarded on October 3, 2003 for which restrictions lapse on one third of the shares on each of December 31, 2004, December 31, 2005 and December 31, 2006 provided that Ms. Azzara is still employed by the Company on such dates.

(9)
Includes 12,500 shares of restricted stock awarded on November 6, 2003 for which restrictions lapse on one third of the shares on each of December 31, 2004, December 31, 2005 and December 31, 2006 provided that Mr. Abelman is still employed by the Company on such dates.

(10)
Includes 23,126 shares available upon exercise of presently exercisable options or those exercisable within 60 days.

(11)
Includes 184,986 shares available upon exercise of presently exercisable options or those exercisable within 60 days. Includes 16,586 shares of Common Stock held by Mr. Dockser's wife, 131,628 shares of Common Stock held by the Dockser Family Foundation (for which Mr. Dockser has sole voting power) and 619 shares of Common Stock owned by CRI of which Mr. Dockser is a principal shareholder.

(12)
Based on a Schedule 13G filed for the period ended February 11, 2004 by Wells Fargo & Company as the parent holding company for Wells Capital Management, Inc., an investment advisor, reporting beneficial ownership of 1,277,741 shares for which they hold sole voting and investment power for 1,273,520 shares.

(13)
Includes 336,835 shares purchasable under a warrant.

(14)
Based on a Schedule 13G filed for the period ended December 31, 2003 by Private Management Group, Inc., an investment advisor, reporting beneficial ownership of 1,197,655 shares for which they hold sole voting and investment power.

(15)
Includes 657,996 shares of Common Stock available upon exercise of presently exercisable options and warrants or those exercisable within 60 days.

(16)
Includes 7,894 shares of Series G Preferred Stock held by Mr. Dockser's wife and 15,054 shares of Series G Preferred Stock held by the Dockser Family Foundation (for which Mr. Dockser has sole voting power).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires each director and executive officer of the Company and each person who owns more than 10% of the Company's Common Stock to report to the SEC, by a specified date, his, her or its beneficial ownership of, and certain transactions in, the Company's listed common and preferred stock. Except as otherwise noted below, based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Company, and written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all directors, officers and beneficial owners of more than 10% of the Common Stock have filed on a timely basis Forms 3, 4 and 5 as required in the year ended December 31, 2003. A delinquent Form 4 was filed by William B. Dockser to report the sale of shares of Common Stock, indirectly held by Mr. Dockser through the Dockser Family Foundation. A delinquent Form 4 was filed by H. William Willoughby, the Company's former President, to report the sale of shares of Common Stock held through indirect ownership by Mr. Willoughby's son. As a consequence of an administrative error, a delinquent Form 3 was filed by each of Messrs. Blidner and Haut in connection with their election to the Board in May 2003, and by Mr. Warcholak in connection with his appointment as an executive officer in October 2003.

ITEM 1.—ELECTION OF DIRECTORS

        The Board of Directors has set the number of directors at nine. The Board of Directors is divided into three classes with staggered terms: Class I, consisting of three directors, with a term expiring at the Annual Meeting, Class II, consisting of three directors, with a term expiring at the 2005 annual meeting of stockholders, and Class III, consisting of three directors with a term expiring at the 2006 annual meeting of stockholders. Members of the Board of Directors are elected for three-year terms.

ELECTION OF THREE CLASS I DIRECTORS

        There will be three Class I directors elected at the Annual Meeting for terms expiring at the Company's 2007 annual meeting of stockholders and until their successors have been duly elected and qualified. Mr. MacKinnon, previously a Class I director, resigned effective January 6, 2004. Mr. Dockser, previously a Class I director, resigned effective February 25, 2004. Messrs. Moody and Rufrano were appointed to the Board of Directors effective on February 26, 2004 to fill the vacancies created by the resignations of Messrs. MacKinnon and Dockser. Messrs. Moody, Rufrano and Woods are currently Class I directors and nominees for reelection at the Annual Meeting. The vacancy created by the resignation of Mr. Jarrell, a former Class II director, who became our President and Chief Operating Officer effective September 15, 2003, was filled by the appointment of Mr. Robertson to the Board effective on February 26, 2004.

        Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominees named below. If the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting or any adjournment or postponement thereof, the Proxies will be voted for such other nominees as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that the nominees will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

        The election of the Class I nominees requires a plurality of the votes duly cast by holders of Common Stock.

        The Board of Directors proposes the election of the following Class I nominees:

        John S. Moody
        Glenn J. Rufrano
        Robert E. Woods

        If elected, the nominees are expected to serve until our 2007 annual meeting of stockholders and until their successors are duly elected and qualify.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR AND
CONTINUING DIRECTORS

Nominees For Director (Class I)

NAME	AGE	POSITION	YEAR TERM EXPIRES
John S. Moody	55	Director	2007
Glenn J. Rufrano	54	Director	2007
Robert E. Woods	56	Director	2007

        Mr. John S. Moody has served as a director since February 26, 2004 and has been nominated for reelection as a director. Since April 1, 2004, Mr. Moody served as President and Chief Executive Officer of HRO Asset Management, LLC, real estate advisor to HausInvest, a subsidiary of Commerzbank AG. HRO provides acquisition, disposition and asset management services to HausInvest. From 2001 to April 2004, he served as President of the Real Estate Division at Marsh & McLennan Companies, Inc. Mr. Moody served as President and Chief Executive Officer of Cornerstone Properties, Inc. from 1995 to 2001 and as President and Chief Executive Officer of Deutsche Bank Realty Advisors from 1992 to 1995. Mr. Moody is currently a member of the Board of Trustees of Keystone Property Trust and Equity Office Properties and serves as the Chairman of the Compensation Committee for Keystone Property Trust. He was formerly a board member of Meridian Industrial Trust and Prologis Trust.

        Mr. Glenn J. Rufrano has served as a director since February 26, 2004 and has been nominated for reelection as a director. Mr. Rufrano has served in the position of Chief Executive Officer of New Plan Excel, one of the nation's largest real estate companies focused on the ownership and management of community and neighborhood shopping centers, since February 2000. From 1983 to February 2000, Mr. Rufrano was a partner at The O'Connor Group, a diversified real estate investment firm. During this period, he held a variety of positions including President, Chief Operating Officer and Chief Financial Officer. He also served as Co-Chairman of The Peabody Group, an association between The O'Connor Group and J.P. Morgan & Co., Inc. Mr. Rufrano is an adjunct professor at New York University's Real Estate Institute and is a member of the Board of NAREIT and the International Council of Shopping Centers. He is also a member of the Board of Directors of TRIZEC Properties, Inc. and serves on its Audit Committee.

        Mr. Robert E. Woods has served as a director since 1998 and has been nominated for reelection as a director. Since 1997, Mr. Woods has served as the Managing Director and Head of Debt Syndicate at Societe Generale in New York where he is responsible for structuring, underwriting and distribution of private and public debt in North and South America, and Vice Chairman of the Debt Screening Committee. From 1991 to 1997, Mr. Woods was Managing Director and Head of the Real Estate Capital Markets and Mortgage-Backed Securities division of Citicorp and a Senior Credit and Securities Officer. From 1990 to 1991, he was Global Portfolio Manager of Citicorp's Global Corporate Finance business.

Continuing Directors (Class II)

NAME	AGE	POSITION	YEAR TERM EXPIRES
Barry S. Blattman	41	Chairman of the Board and Chief Executive Officer	2005
Joshua B. Gillon	41	Director	2005
Bruce K. Robertson	37	Director	2005

        Mr. Barry S. Blattman has been Chairman of our Board of Directors and our CEO since January 23, 2003. From January 23, 2003 until September 15, 2003, he served as our President. Mr. Blattman has been the Managing Partner of Brascan Real Estate Financial Partners LLC since 2002. From 1996 through December 2001, Mr. Blattman was a Managing Director of Real Estate Investment Banking at Merrill Lynch, where he oversaw the real-estate debt group which was responsible for United States and Canadian conduit loan programs, large-loan originations, syndicated lending, mezzanine lending, third-party portfolio financing and securitizations, unsecured bond and preferred equity issuances, and rating agency advisory services. Mr. Blattman received a Master of Business Administration degree from New York University and Bachelor of Arts degree from the University of Michigan.

        Mr. Joshua B. Gillon has served as a director since January 23, 2003. Mr. Gillon has served as the Executive Vice President and General Counsel of Traffix, Inc. (Nasdaq:TRFX) since April 2000 where he is responsible for all legal and regulatory affairs, strategic business transactions, public relations, and investor relations. In 1999, Mr. Gillon served as the Project Director of a 20-company industry consolidation in New Jersey. He practiced corporate law from 1988 to 1999 at the law firms of Schneck, Weltman and Hashmall LLP, Kronish Lieb Weiner and Hellman LLP, and Seward and Kissel LLP. Mr. Gillon is a member of the Board of Directors of Medical Office Properties Inc.

        Mr. Bruce K. Robertson has served as a director since February 26, 2004. Mr. Robertson has served as Managing Partner, Financial Services, with Brascan Corporation (NYSE/TSX:BNN) and has been responsible for Brascan's lending operations and its financial services investments since 1998. In 1997, he was Vice President and Chief Financial Officer of Brascan and during 1996, he was Vice President of its Investment Banking subsidiary. Mr. Robertson is a member of the Board of Directors of MIST Inc. and serves on their audit committee.

Continuing Directors (Class III)

NAME	AGE	POSITION	YEAR TERM EXPIRES
Jeffrey M. Blidner	56	Director	2006
Arthur N. Haut	69	Director	2006
Robert J. Merrick	59	Director	2006

        Mr. Jeffrey M. Blidner has served as a director since May 15, 2003. Mr. Blidner has served as a managing partner of Brascan Corporation (NYSE/TSX:BNN) since February 2002 where he is responsible for asset management activities and strategic initiatives. He served as the Vice Chairman of Brascan Financial Corporation since October 2002 where he is responsible for merchant banking and asset management activities. From 1980 to February 2002, he was a senior partner at Goodman and Carr LLP, a Toronto law firm. Mr. Blidner serves on the Board of Directors of Brascan Financial Corporation, Teknion Corporation and MediSolution Ltd. Mr. Blidner is a member of the Safety, Health and Environmental Committee for Teknion Corporation.

        Mr. Arthur N. Haut has served as a director since May 15, 2003. Since 1999, Mr. Haut has served as director of Business Valuation Services in Centerprise Advisors Litigation and Valuation Support Group ("Centerprise") where he is responsible for the valuation of minority and controlling interests for purposes of estate and financial planning, purchase or sale of a business and employee stock ownership plans. He also provides assistance in structuring, planning and implementing business combinations. From 1978 until he joined Centerprise, Mr. Haut operated his own business valuation firm. Prior to 1978, Mr. Haut was a partner in the international accounting firm, Coopers and Lybrand. Since 1975, Mr. Haut has taught various courses in accounting, federal income taxes and corporate financial reporting and valuation at the Yale School of Management, Yale Law School and Yale College.

        Mr. Robert J. Merrick has served as a director of the Company since 1997. Since February 1998, Mr. Merrick has served as the Chief Credit Officer and Director of MCG Capital Corporation where he is responsible for approval of all of MCG's loans and investments. From 1985 to 1997, he served as Executive Vice President and Chief Credit Officer of Signet Banking Company ("Signet"). While at Signet, Mr. Merrick also served as Chairman of the Credit Policy Committee and was a member of the Asset and Liability Committee, and the Management Committee. Mr. Merrick currently serves as a director of the Bank of Richmond.

        Our Board of Directors has affirmatively determined that Messrs. Gillon, Haut, Merrick, Moody, Rufrano and Woods are "independent" in accordance with corporate governance standards of the New York Stock Exchange (the "NYSE"). In making this independence determination, the Board concluded, based upon inquiries made of each director and disclosure by each director of all relevant facts and circumstances, that each of Messrs. Gillon, Haut, Merrick, Moody, Rufrano and Woods had no relationship with CRIIMI MAE, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, other than through their positions as our directors.

INFORMATION WITH RESPECT TO OTHER EXECUTIVE OFFICERS

NAME	AGE	POSITION
Mark R. Jarrell	43	President and Chief Operating Officer
Cynthia O. Azzara	44	Executive Vice President, Chief Financial Officer and Treasurer
Stephen M. Abelman	42	Executive Vice President/Asset Management
Daniel P. Warcholak	43	Senior Vice President/Fixed Income Capital Markets

        All of our executive officers serve at the pleasure of our Board of Directors.

        Mr. Mark R. Jarrell has been our President and Chief Operating Officer since September 15, 2003. Mr. Jarrell served as a director of CRIIMI MAE from January 23, 2003 to August 13, 2003. From April 2002 to September 2003, Mr. Jarrell served as Senior Vice President and head of the Debt Group at The Community Development Trust, Inc. ("CDT"), a private hybrid REIT focused on debt and equity investments in projects that support affordable housing and community development. As head of the Debt Group at CDT, he was responsible for all debt origination, underwriting and capital markets activities and was a member of the REIT's Management Committee. Prior to joining CDT, Mr. Jarrell spent fifteen years in the commercial mortgage-backed securities (CMBS) industry at a number of Wall Street firms. From 1997 to 2002, he was a Senior Vice President at Greenwich Capital Markets, Inc., where he headed that firm's conduit loan production and securitization effort. Mr. Jarrell received his Bachelor of Arts degree in Urban Studies (summa cum laude) from Columbia College and Master of Public Affairs degree from the Woodrow Wilson School at Princeton University.

        Ms. Cynthia O. Azzara has been our Executive Vice President since September 2003, Chief Financial Officer since 1994 and our Treasurer since 1997. She was a Senior Vice President from 1995 to September 2003. Ms. Azzara is responsible for accounting, financial and treasury matters of CRIIMI MAE. Prior to 1994, she held various senior positions overseeing the accounting and financial functions for numerous public companies that invested, directly or indirectly, in commercial and multi-family mortgage assets. Ms. Azzara has over 15 years of experience in accounting, corporate finance and regulatory matters. Ms. Azzara is a Certified Public Accountant and holds a Bachelor of Business Administration degree in Accounting from James Madison University, Magna Cum Laude.

        Mr. Stephen M. Abelman has been our Executive Vice President, Asset Management since October 29, 2003. Mr. Abelman is responsible for all asset management functions, including surveillance, loan management and special servicing. From 1993 to 2003, Mr. Abelman served with Archon Group, a wholly-owned subsidiary of Goldman Sachs, most recently as Vice President responsible for the asset management of real estate, real estate debt, and mezzanine and preferred equity investments owned by Goldman and its Whitehall Street Funds. Mr. Abelman was also responsible for asset and portfolio projections and performance, including investments in mortgage-backed securities and real estate. From 1997 to 2001, he managed Archon's $1 billion-plus northeast portfolio, comprised primarily of real estate and non-performing loans from Washington, D.C. through New England. Mr. Abelman received a Bachelor of Science in Business Administration from Boston University and a Master of Business Administration from Rice University.

        Mr. Daniel P. Warcholak has been Senior Vice President, Fixed Income Capital Markets since September 2003. He is responsible for structured finance, corporate finance transaction analytics, securities trading, and derivatives based interest rate risk management. Joining the Company in 1998, he has held the positions of Group Vice President and Vice President, focusing on financial restructuring and transaction analytics. From 1995 to 1998, he held various positions in financial services, software, and systems consulting, most recently with KPMG Peat Marwick. From 1988 to 1995, Mr. Warcholak was Vice President with JHM Financial Services Corp and JHM Capital Management, a portfolio investment management firm which specializes in mortgage-backed securities. Mr. Warcholak holds a Bachelor of Science degree from Drexel University, is a Certified Public Accountant, and is currently a Level III Candidate in the CFA Program.

        There are no family relationships among any of the directors or executive officers of the Company.

ITEM 2.—APPROVAL OF INDEPENDENT ACCOUNTANTS

PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

        The Company's financial statements for the fiscal year ended December 31, 2003 were audited by Ernst & Young LLP. The Audit Committee of the Board of Directors has selected Ernst & Young LLP to serve as independent accountants of the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2004. Ernst & Young LLP has served the Company in this capacity since June 2002.

        On June 5, 2002, the Board of Directors, upon recommendation of the Audit Committee, selected Ernst & Young LLP as the Company's independent accountants for the Company's consolidated financial statements for the year ending on December 31, 2002. The Board, upon the recommendation of the Audit Committee, dismissed Arthur Andersen LLP ("Arthur Andersen") on May 8, 2002, effective as of May 14, 2002, when Arthur Andersen completed its audit of the December 31, 2001 financial statements of the CRIIMI MAE Management, Inc. Retirement Plan.

        Except as noted below, Arthur Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen's report on the Company's consolidated financial statements for the year ended December 31, 2000 contained a qualified opinion about the Company's ability to continue as a going concern because of the Company's voluntary filing for relief under Chapter 11 of the Bankruptcy Code on October 5, 1998. The Company emerged from bankruptcy on April 17, 2001 and Arthur Andersen's subsequent report on the Company's consolidated financial statements for the year ended December 31, 2001 did not contain such qualifying opinion. Arthur Andersen's report on the Company's consolidated financial statements for the year ended December 31, 2001 referenced a change in (1) the Company's method of accounting for derivatives and (2) the method of accounting related to the recognition of special servicing fee revenue of CRIIMI MAE Services Limited Partnership, a wholly owned subsidiary of the Company.

        During the years ended December 31, 2001 and 2000 and through the date of dismissal, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statements disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen with a copy of the foregoing disclosures and Arthur Andersen submitted a letter, dated May 10, 2002, stating its agreement with such statements. These disclosures and Arthur Andersen's letter were filed with the SEC under Form 8-K on May 10, 2002.

        During the years ended December 31, 2001 and 2000 and the subsequent interim period through June 5, 2002, neither the Company nor anyone on its behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

        The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004 will require the affirmative vote of a majority of the votes duly cast by the holders of Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT ACCOUNTANTS

        The Audit Committee does not have a pre-approval policy for audit, audit-related services and tax services to be performed by the independent accountant. Accordingly, all audit, audit-related and tax services to be performed by the independent accountant must be approved by the Audit Committee.

FEES PAID TO ERNST & YOUNG LLP

        The following table shows fees for professional services provided by our independent auditor, Ernst & Young LLP, for the fiscal years ended December 31, 2002 and December 31, 2003.

	2003	2002
Audit Fees (1)(2)	$1,030,851	$1,027,071
Other Fees (3)
Audit Related Fees (3)(4)	228,313	73,898
Tax Related Fees (3)(5)	580,315	1,059,730
Other	0	0
(1)
Audit services of Ernst & Young LLP for 2003 and 2002 consisted of the examination of the consolidated financial statements of the Company, quarterly reviews of financial statements, required statutory subsidiary audits, the review of Company registration statements, and the issuance of comfort letters and consents.

(2)
Audit fees do not include $25,000 paid in 2002 to Arthur Andersen, the Company's former independent accountant, in connection with the review of the Company's quarterly report for the quarter ended March 31, 2002.

(3)
The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence and has approved Ernst & Young LLP providing these services to the Company. Tax Related Fees include tax compliance, tax advice and tax planning, as well as assistance with transactional tax issues.

(4)
Audit Related Fees includes benefit plan audit, assistance in documenting internal control policies and procedures over financial reporting, attestation procedures performed in connection with the redemption of the Company's Series A and Series B Senior Secured Notes, and consultation on certain matters..

(5)
Tax Related Fees do not include $72,000 paid in 2002 to Arthur Andersen for tax compliance services.

AUDIT COMMITTEE REPORT

        The Second Amended and Restated Charter for the Audit Committee complies with the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002 and NYSE corporate governance standards. In accordance with its written charter, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. A copy of the Second Amended and Restated Audit Committee charter can be found on the Company's website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance.

        The Audit Committee consists of three directors who are "independent" as determined by our Board of Directors for purposes of the NYSE corporate governance standards and Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that each of the members of the Audit Committee is an "audit committee financial expert" as defined in the SEC rules.

        In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2003 with management and the Company's independent accountants. The Audit Committee also discussed with the Company's independent accountants all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees" as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, and, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements.

        The Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the independent accountants and the Company that might bear on the independent accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining its independence.

        Based on the above-mentioned review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

        The Audit Committee:

        Robert J. Merrick, Chairman
        Arthur N. Haut
        Robert E. Woods

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning compensation earned during the last three years by the current Chairman of the Board of Directors and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose income exceeded $100,000 during the year ended December 31, 2003, and the former Chairman of the Board of Directors and two individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers as of the year ended December 31, 2003 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation							Long Term Compensation
									Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)			Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)
Barry S. Blattman Chairman of the Board and CEO	2003 2002 2001	$1,000,000 — —	(1)	$	— — —				$ $	— — —	— — —		$	— — —
Mark R. Jarrell President and COO	2003 2002 2001	$113,612 — —	(2)		$100,000 — —					$637,651 — —	4,000 — —	(3)		$25,500 — —	(4)
Cynthia O. Azzara Executive Vice President, CFO and Treasurer	2003 2002 2001	$420,948 364,875 302,859			$150,467 126,000 104,990 149,738	(8)				$139,689 49,875 — —	— 45,000 45,000	(5) (5)		$989,445 — 211,125	(6) (7)
Stephen M. Abelman Executive Vice President/ Asset Management	2003 2002 2001	$53,462 — —	(9)	$	— — —					$142,125 — —	— — —	(10)		$77,000 — —	(11)
Daniel P. Warcholak Senior Vice President/ Fixed Income Capital Markets	2003 2002 2001	$229,360 193,125 161,792			$37,500 28,000 23,200				$	— — —	— 9,000 16,000		$	— — —
William B. Dockser Former Chairman of the Board	2003 2002 2001	$25,250 357,500 324,750		$	— —		$6,598 46,111	(12) (14)	$	— — —	4,000 45,000 100,000	(3)		$1,339,573 308,045 1,634,474	(13) (15) (16)
David B. Iannarone Former Executive Vice President and COO	2003 2002 2001	$332,956 376,458 308,693	(17)		$100,537 130,000 108,323 149,738	(8)				$139,689 49,875 —	— 45,000 47,500	(5) (5)		$1,009,907 — 211,125	(6) (7)
Craig M. Lieberman Former Senior Vice President/Chief Portfolio Risk Officer	2003 2002 2001	$318,354 — —	(18)		$200,000 — —					— —	— —			$131,122 — —	(19)

(1)
Upon the recommendation of the Compensation and Stock Option Committee and approval of our Board, the Company paid BREF Partners for Mr. Blattman's services as Chairman of the Board and CEO of the Company.

(2)
Includes salary from commencement of his employment, September 15, 2003 through December 31, 2003.

(3)
Options were granted to members of the Board on February 24, 2003 as a portion of their compensation as directors in 2003. As members of the Board on February 24, 2003, Messrs. Jarrell and Dockser each received a grant of 4,000 options, 2,000 of which vested upon grant and 1,000 of which vested on each of the first and second anniversaries of the date of grant. Upon their respective resignations from the Board, Mr. Jarrell and Mr. Dockser forfeited 2,000 and 1,000 options, respectively.

(4)
Includes Board and committee fees paid to Mr. Jarrell prior to his resignation from the Board on August 13, 2003.

(5)
Ms. Azzara and Mr. Iannarone were each awarded 12,500 shares of restricted stock on January 2, 2002 for which all restrictions have lapsed and 13,055 shares on October 3, 2003 for which restrictions lapse on one third of the shares on each of December 31, 2004, December 31, 2005 and December 31, 2006 provided they are still employed by the Company on such dates. Mr. Iannarone's shares awarded on October 3, 2003 were forfeited upon his resignation on October 24, 2003.

(6)
Ms. Azzara and Mr. Iannarone were paid $989,445 and $1,009,907, respectively, in severance and related benefit payments as a result of the termination of their employment agreements due to non-renewal on August 25, 2003.

(7)
Includes final retention payments of $136,125 paid to each of Mr. Iannarone and Ms. Azzara in January 2001 pursuant to the Employee Retention Plan and a reorganization bonus of $75,000 paid to each of Mr. Iannarone and Ms. Azzara in July 2001 in connection with the successful completion of the Chapter 11 reorganization of the Company.

(8)
The $149,738 amount reflected in 2001 represents an annual bonus earned in 2000 for which payment was restricted, without the approval of the Company's creditors' and equity committees or by the Bankruptcy Court, until the successful completion of the Chapter 11 reorganization of the Company in April 2001.

(9)
Includes salary upon commencement of employment from October 29, 2003 through December 31, 2003.

(10)
Mr. Abelman was awarded 12,500 shares of restricted stock on November 6, 2003 for which restrictions lapse on one third of the shares on each of December 31, 2004, December 31, 2005 and December 31, 2006 provided that Mr. Abelman is still employed by the Company on such dates.

(11)
For services as a consultant to CRIIMI MAE Services Limited Partnership, a wholly owned subsidiary, from August 12, 2003 to October 28, 2003.

(12)
Paid on behalf of or reimbursed in 2003 for (i) professional services in the amount of $5,320, including estate planning and tax preparation, (ii) personal use of a company automobile and (iii) health insurance.

(13)
Includes payments made for severance and related benefit payments, office space and secretarial support expenses on the aggregate of $1,029,825 pursuant to an Employment Agreement, and Board fees of $22,500 paid to Mr. Dockser. Also includes deferred compensation of $287,248 paid in 2003 with respect to services performed in connection with the Merger. The deferred compensation was paid solely from principal and interest received by the Company from CRI in connection with a note receivable acquired by the Company in the Merger.

(14)
Paid on behalf of or reimbursed in 2002 for (i) professional services in the amount of $30,294, including estate planning and tax preparation, (ii) personal use of a company automobile in the amount of $12,323, and (iii) health insurance.

(15)
Includes deferred compensation of $308,045 paid in 2002 with respect to services performed in connection with the Merger. The deferred compensation amounts were paid solely from principal and interest received by the Company from CRI in connection with a note receivable acquired by the Company in the Merger.

(16)
Includes a reorganization bonus of $350,000 paid in July 2001 pursuant to an Employment Agreement for the successful completion of the Chapter 11 reorganization of the Company and deferred compensation of $1,284,474 for the period October 1998 through December 2001, with respect to services performed in connection with the Merger. The deferred compensation was paid solely from principal and interest received by the Company from CRI in connection with a note receivable acquired by the Company in the Merger. As a result of the Company's Chapter 11 filing, these payments were temporarily suspended and, accordingly, were not paid by the Company until April 2001.

(17)
Includes salary for the period of employment from January 1, 2003 through October 24, 2003.

(18)
Includes salary for the period of employment from January 30, 2003 through November 14, 2003.

(19)
Includes $50,000 for severance and related benefit payments and $81,121 for relocation costs pursuant to Mr. Lieberman's separation agreement.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information concerning options granted to the Named Executive Officers during the year ended December 31, 2003:

	Common Shares Underlying Options Granted (#)		% of Total Options Granted to Employees In Fiscal Year	Exercise Price Per Share ($/Sh)	Expiration Date	Grant Date Present Value($)
Barry S. Blattman	—		—	—	—	—
Mark R. Jarrell	4,000	(1)	14.29%	$9.35	8/07/2004	$24,910	(2)
Cynthia O. Azzara	—		—	—	—	—
Stephen M. Abelman	—		—	—	—	—
Daniel P. Warcholak	—		—	—	—	—
William B. Dockser	4,000	(1)	14.29%	$9.35	2/24/2005	$24,910	(2)
David B. Iannarone	—		—	—	—	—
Craig M. Lieberman	—		—	—	—	—

(1)
These options were granted to the Unaffiliated Directors on February 24, 2003. One half became exercisable on the date of grant. Mr. Jarrell forfeited 2,000 options upon his resignation from the Board in August 2003. Mr. Dockser forfeited 1,000 options upon his resignation from the Board in February 2004.

(2)
These values are estimated on the date of grant using the Black-Scholes option pricing model, which produces a per option share value as of February 24, 2003, the grant date, of $6.2275 using the following principal assumptions: expected stock price volatility 85.7779%, risk-free rate of return of 2.6537%, dividend yield of 0% and expected life of 4.64 years. No adjustments have been made for forfeitures or non-transferability. The actual value, if any, that the executive officer will realize from these options will depend solely on the increase in the stock price over the option price when the options are exercised.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003 AND YEAR END 2003 OPTION VALUES

        The following table provides information concerning the exercise of options during the year ended December 31, 2003 for each of the Named Executive Officers:

	Shares of Common Stock Acquired on Exercise (#)	Value Realized ($)	Number of Shares of Common Stock Underlying Unexercised Options at FY-end (#) Exercisable/Unexercisable		Value of Unexercised In-the- Money Options at FY-end ($) Exercisable/Unexercisable (1)
Barry S. Blattman	—	—	—	—	—	—
Mark R. Jarrell	—	—	—	—	—	—
Cynthia O. Azzara	—	—	93,464	15,000	$388,750	$51,450
Stephen M. Abelman	—	—	—	—	—	—
Daniel P. Warcholak	—	—	23,126	3,000	$125,460	$10,290
William B. Dockser	25,000	$174,500	209,313	2,000	$657,260	$2,160
David B. Iannarone	77,500	$426,306	—	15,000	—	$51,450
Craig M. Lieberman	—	—	—	—	—	—

(1)
The value of the in-the-money options was determined by taking the difference between $10.43, the closing price of the shares of Common Stock on December 31, 2003, and the exercise price of each option.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

        The objectives of the Company's executive compensation program are to attract, retain and reward experienced, highly motivated executive officers needed to achieve the Company's business objectives, to link executive compensation to improvements in Company performance and increases in stockholder value, and to align the financial interests of executive officers with those of stockholders by providing equity-based, long term incentives.

        The three primary components of the Company's executive officer compensation are base salary, annual bonus and long-term equity-based incentive awards. For 2003, the determination of these compensation components was also affected by written employment agreements.

        For 2003, employment agreements provided to three of the Company's current executive officers, Messrs. Jarrell and Abelman and Ms. Azzara, and three of the Company's former executive officers, Messrs. Dockser, Willoughby and Iannarone, were the principal factors governing the salaries, bonuses and contract expiration or severance payments provided to these individuals.

        Base Salaries.    For 2003, upon recommendation of the Compensation and Stock Option Committee, we paid compensation of $1,000,000 for services performed by Mr. Blattman as our Chairman and Chief Executive Officer. Such amount was paid to BREF Partners, the managing member of the general partner of BREF Fund, upon recommendation of the Compensation and Stock Option Committee and approval of the disinterested members of our Board. BREF Fund is a significant stockholder of the Company and Mr. Blattman is the managing member of BREF Partners, the managing member of BREF Fund's general partner. Employment agreements governed the base salaries for Messrs. Jarrell, Abelman, Dockser, Willoughby and Iannarone, and Ms. Azzara. Mr. Lieberman's base salary was set upon his hiring in January 2003 by our Chairman and Chief Executive Officer under delegated authority from our Board of Directors. Mr.Warcholak's base salary was set in March 2003 by our Chairman and Chief Executive Officer under delegated authority from our Board of Directors. See "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Employment Agreements."

        Bonuses.    For 2003, no bonuses were paid to Messrs. Blattman, Abelman and Dockser. Messrs. Jarrell and Iannarone, and Ms. Azzara received bonuses in 2003 as provided for in each of their employment agreements. Mr. Warcholak and Mr. Lieberman each received a bonus based on performance. See "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Employment Agreements."

        Stock Options and Awards.    The Compensation and Stock Option Committee did not grant stock options to executive officers in 2003. The Compensation and Stock Option Committee granted restricted stock awards to each of Messrs. Jarrell and Abelman in September 2003 and November 2003, respectively, as an employment incentive, and to each of Mr. Iannarone and Ms. Azzara in October 2003 as an employment retention incentive. Mr. Iannarone forfeited his restrictive stock award upon his resignation from the Company in October 2003. Messrs. Dockser and Jarrell each received 4,000 options to purchase shares of our stock as part of their compensation as directors in 2003. Mr. Jarrell forfeited 2,000 of these options upon his resignation from the Board on August 13, 2003. Mr. Dockser forfeited 1,000 of these options upon his resignation from the Board on February 25, 2004. See "Executive Compensation—Option Grants in Last Fiscal Year."

        Chief Executive Officer Compensation.    The Compensation and Stock Option Committee's objective is to link executive compensation to improvements in Company performance and increases in stockholder value. The Compensation and Stock Option Committee began the process of determining the CEO's compensation for 2003 by reviewing Company goals and evaluating Mr. Blattman's performance in achieving these objectives. In addition, the Committee retained the firm of FPL Associates, L.L.C. to create a Company peer group for compensation practices comparison purposes.

Based upon a review of Mr. Blattman's successful performance in stabilizing the Company's personnel resources, directing the re-underwriting of the Company's portfolio and implementing new loan resolution strategies and enhanced surveillance efforts, the Compensation and Stock Option Committee set Mr. Blattman's compensation for services as CEO at $1,000,000 for 2003. The Compensation and Stock Option Committee did not award or pay a bonus in respect of Mr. Blattman's services in 2003. See "Executive Compensation—Summary Compensation Table".

        Former Chairman and Former President Compensation.    During 2003 in connection with the closing of the January 2003 recapitalization, Messrs. Dockser and Willoughby, the then Chairman of the Board and President, respectively, received salary, severance and related benefits of $1,061,673 and $1,068,661, respectively. The compensation for each of Messrs. Dockser and Willoughby was governed by their respective employment agreements.

        In connection with the 1995 merger of certain mortgage businesses affiliated with CRI into the Company (the "Merger"), the Company entered into a deferred compensation arrangement with Messrs. Dockser and Willoughby in an original aggregate amount of $5,002,183 pursuant to which the Company agreed to pay Messrs. Dockser and Willoughby for services performed in connection with the structuring of the Merger. The Company's obligation to pay the deferred compensation is limited, with certain exceptions, to the creation of an irrevocable grantor trust for the benefit of Messrs. Dockser and Willoughby and the transfer to such trust of the right to receive such deferred compensation (the "Note Receivable") in the original aggregate principal amount of $5,002,183. Such irrevocable grantor trust was created on June 30, 1995. The deferred compensation is fully vested and payable only to the extent that payments are made by CRI to us on the Note Receivable. Payments of principal and interest on the Note Receivable/deferred compensation are payable quarterly and terminate in June 2005. The Note Receivable/deferred compensation bears interest at the prime rate (4.00% as of December 31, 2003) plus 2% per annum. As of December 31, 2003, aggregate payments of $574,496 (including $$74,276 in accrued interest) had been made on the Note Receivable/deferred compensation in 2003. These aggregate payments were split approximately equally among Messrs. Dockser and Willoughby. The unpaid aggregate principal balance on the Note Receivable/deferred compensation was approximately $875,368 at December 31, 2003.

        Section 162(m) Policy.    The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), which limits the deductibility on the Company's tax return of nonperformance-based compensation in excess of $1 million paid to any of the covered executive officers. It is a policy of the Compensation and Stock Option Committee to regularly review each material element of compensation, including stock option grants and stock awards, for executive officers and take steps to assure deductibility under Section 162(m) if that can be accomplished without sacrificing flexibility and other important elements of the overall compensation program. As a result of severance compensation paid to Ms. Azzara in connection with the expiration of her respective employment contract in August 2003, compensation income in 2003 to such individual is subject to Section 162(m) limitations.

        Compensation and Stock Option Committee (1):

        John S. Moody, Chairman
        Glenn J. Rufrano
        Robert E. Woods

(1)
Messrs. Moody and Rufrano were appointed to the Compensation and Stock Option Committee on February 26, 2004, and therefore, were not involved in the compensation determinations made by the Compensation and Stock Option Committee prior to that date. Mr. Woods was appointed to the Compensation and Stock Option Committee on September 15, 2003 to fill the vacancy created upon the resignation of Mr. Jarrell from the Board and the Committee. Donald J. MacKinnon, a former director, resigned from the Board and the Committee on January 6, 2004. Mr. Gillon was a member of the Committee from May 15, 2003 until February 26, 2004, when the Board reconfigured the Committee.

PERFORMANCE GRAPH

        The following Performance Graph compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of the companies comprising (i) the S&P 500 Index and (ii) the NAREIT Mortgage Index, an industry index provided by the National Association of Real Estate Investment Trusts. The Performance Graph assumes an initial investment of $100 on December 31, 1997, and the reinvestment of all dividends paid thereafter with respect to such $100 investment, in each of (i) the Common Stock, (ii) the stock comprising the S&P 500 Index, and (iii) the stock comprising the NAREIT Mortgage Index.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
CRIIMI MAE		-58.93%	-51.40%	-42.26%	152.85%	2.36%
	100.00	41.07	19.96	11.53	29.14	29.83
S&P 500 Index		21.04%	-9.13%	-11.83%	-22.10%	28.68%
	100.00	121.04	109.99	96.98	75.55	97.22
NAREIT Mortgage Index*		-33.22%	15.96%	77.34%	31.08%	57.39%
	100.00	66.78	77.44	137.33	180.01	283.32

*The NAREIT Mortgage Index includes all mortgage REITs listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System. During 2003, 20 REITs were included in the NAREIT Mortgage Index. The Company will provide to any stockholder upon request the names of the companies whose stock comprise the NAREIT Mortgage Index.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2003, the Compensation and Stock Option Committee of the Board was comprised of Mark R. Jarrell (for a portion of 2003 only), Robert E. Woods (for a portion of 2003 only), Joshua B. Gillon and Donald J. MacKinnon. On August 13, 2003, Mr. Jarrell resigned from the Board and all Committees on which he served when the Board elected him as our President and Chief Operating Officer. On January 6, 2004, Mr. MacKinnon resigned from the Board and all Committees on which he served. During 2003, no executive officer of the Company served on the board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of the Board or Compensation and Stock Option Committee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

        The Company maintains the 2001 Stock Incentive Plan, as amended (the "Amended 2001 Stock Plan"), the Second Amended and Restated Stock Option Plan for Key Employees (the "Employee Stock Option Plan") and the 1996 Non Employee Director Stock Plan (the "Director Stock Plan").

        The following table gives information about equity awards under the referenced plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	895,087	$34.87	588,030
Equity compensation plans not approved by security holders	—	—	—

Total	895,087	$34.87	588,030

Amended 2001 Stock Plan

        The purpose of the Amended 2001 Stock Plan is to strengthen our Company by providing an incentive to our employees, officers (including future employees who have received a written offer of employment), consultants and directors, and thereby encouraging them to devote their abilities and industry to the success of our business enterprise.

        Under the Amended 2001 Stock Plan, the maximum number of shares that may be made the subject of granted options and awards is 1,235,000, subject to adjustment, all of which may be granted pursuant to incentive stock options. The maximum number of shares with respect to which options may be granted to any individual during any calendar year is 150,000, and the maximum number of shares that may be subject to awards of performance shares during any calendar year is 100,000. As of March 15, 2004, the number of shares of common stock underlying currently outstanding options and awards (for which restrictions have not lapsed) was 463,854. The number of shares of common stock issued upon exercises of options and pursuant to awards was 263,988, and the number of shares of common stock available for the grant of options and awards was 507,158. The Compensation and Stock Option Committee administers the Amended 2001 Stock Plan.

Employee Stock Option Plan

        The purpose of the Company's Employee Stock Option Plan was to enhance the long-term profitability of the Company and stockholder value by offering incentives and rewards to those officers and other employees of the Company and its subsidiaries who were important to the Company's growth and success, and to encourage such officers and employees to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. As of June 30, 2002, options may no longer be granted under the Employee Stock Option Plan. As of March 15, 2004, 302,482 shares were subject to issuance under outstanding options. The Compensation and Stock Option Committee administers the Employee Stock Option Plan.

Director Stock Plan

        In September 2001, the Board amended the compensation to be provided to the Unaffiliated Directors. In connection with the approval of such amended compensation package, the annual grant of shares and options and the right to elect to receive shares or options in lieu of the directors' annual retainer under the Director Stock Plan were suspended indefinitely effective the first business day of January 2002. All equity compensation for Unaffiliated Directors is currently being provided under the Amended 2001 Stock Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Arrangement with Mr. Blattman

        Mr. Blattman serves as our Chairman and Chief Executive Officer pursuant to the terms of the Investment Agreement between BREF Investments and the Company.

Employment Agreements with Messrs. Jarrell and Abelman and Ms. Azzara

        The Company is a party to employment agreements with each of Messrs. Jarrell and Abelman and Ms. Azzara. Under their respective employment agreements, each of Messrs. Jarrell and Abelman and Ms. Azzara are employees "at will" whose employment may be terminated by the Company or by the employee at any time and for any reason or no reason. The employment agreements provide for a minimum annual base salary of $400,000 for Mr. Jarrell and $300,000 for Mr. Abelman, effective upon the commencement date of their employment. Ms. Azzara's employment agreement provides for a monthly base salary of $37,800 effective as of August 26, 2003, and a minimum annual base salary of $300,000 effective on January 1, 2004. Each of the base salaries for Messrs. Jarrell and Abelman and Ms. Azzara are subject to an annual increase (but not a decrease).

        Mr. Jarrell's employment agreement provides for a guaranteed minimum annual bonus of $100,000 for 2003, and a guaranteed minimum annual bonus of $200,000 for each of the years 2004, 2005 and 2006. If Mr. Jarrell's employment is terminated either by us for any reason other than cause or due to his death or permanent and total disability during 2004, he shall be paid his guaranteed minimum annual bonus for 2004 to the extent not already paid. If Mr. Jarrell's employment is terminated by the Company for any reason other than cause during either 2005 or 2006, he shall be paid a pro-rated portion of his guaranteed minimum annual bonus for the year of termination, and if his employment is terminated due to death or permanent and total disability during either 2005 or 2006, he shall be paid his guaranteed minimum annual bonus for the year of termination. If Mr. Jarrell terminates his employment or is terminated for cause, no guaranteed minimum annual bonus shall be paid to him.

        Mr. Jarrell's employment agreement also provides for an initial restricted common stock award having a value of $666,666.67 upon the effective date of his employment, and further stock awards subject to Mr. Jarrell's continued employment with us on the last day of the year of each award, having a value of $500,000 in each of 2005 and 2006. Mr. Jarrell's initial restricted stock award vests 25% on December 31, 2003 and 75% on December 31, 2004. If Mr. Jarrell's employment is terminated at any time during 2005 or 2006 due to his death or permanent and total disability, he shall be paid his entire stock award for the year of termination. If Mr. Jarrell's employment is terminated by the Company without cause during 2005 or 2006, he shall be paid a pro-rated portion of his stock award for the year of termination. If Mr. Jarrell terminates his employment or is terminated by the Company for cause, no portion of his unpaid stock award for 2005 or 2006 shall be paid to him.

        Mr. Abelman's employment agreement provides for a guaranteed minimum annual bonus of $100,000 for each of the years 2004, 2005 and 2006. Ms. Azzara's employment agreement provides a guaranteed annual bonus of $53,024 for the period of August 26, 2003 through December 31, 2003, and a guaranteed minimum annual bonus of $100,000 for each of the years 2004, 2005 and 2006. For each of Mr. Abelman and Ms. Azzara, if their respective employment is terminated either by us for any reason other than cause or due to death or permanent and total disability, each of them shall be paid a pro-rated portion of their guaranteed minimum annual bonus for the year of termination. If either Mr. Abelman or Ms. Azzara terminates their respective employment or is terminated for cause, they shall not receive their respective guaranteed minimum annual bonus for the year of termination or any future year.

        Mr. Abelman's and Ms. Azzara's employment agreements provide for initial restricted stock awards of 12,500 shares and 13,055 shares of our common stock, respectively, and annual awards of restricted stock, subject to the approval of the Compensation and Stock Option Committee and each of their continued employment with us on the last day of the year of each award, having a value of $50,000 in each of the years 2004, 2005 and 2006. Each of Mr. Abelman's and Ms. Azzara's initial restricted stock awards will vest 33 1/3% on December 31 of each of 2004, 2005 and 2006. Mr. Abelman's and Ms. Azzara's future restricted stock awards will vest 33 1/3% on each of the first three anniversaries of the date of grant provided each is employed by us on the relevant vesting dates. For each of Mr. Abelman and Ms. Azzara, if their respective employment is terminated either by us for any reason other than cause or due to death or permanent and total disability, each of them shall receive their respective future restricted stock award that has been awarded to each of them prior to such date of termination of employment and all restrictions on such future restricted stock awards shall automatically lapse. If Mr. Abelman's and Ms. Azzara's employment shall terminate for any other reason, each future restricted stock award or portion thereof still subject to restriction shall be forfeited.

        The employment agreements provide for indemnification of Messrs. Jarrell and Abelman, and Ms. Azzara to the extent provided for in the Company's Charter and Bylaws.

Employment and Severance Agreements with Messrs. Dockser and Willoughby

        On June 29, 2001, the Company entered into an employment agreement with each of Messrs. Dockser and Willoughby replacing prior employment agreements with these individuals. Each of these Employment Agreements had a two-year term and provided for a minimum base salary of $325,000. Each of Messrs. Dockser and Willoughby's base salary was adjusted in 2002 by an amount equal to twenty percent (20%) of the previous fiscal year's base salary pursuant to the employment agreements. The employment agreements provided for Messrs. Dockser and Willoughby to receive certain severance and other benefits, upon a change of control, as defined in the employment agreements.

        In connection with the Company's January 2003 recapitalization, Messrs. Dockser and Willoughby each entered into a letter agreement providing for the termination of their employment agreements upon closing of the recapitalization and setting forth their severance payments and rights upon termination. Each of the letter agreements provided that the recapitalization will be treated as a "change in control" solely for the purposes of triggering the "Involuntary Resignation" provisions of their employment agreements. Upon closing of the recapitalization, each of Messrs. Dockser and Willoughby received severance payments totaling $935,000 and severance benefits valued at approximately $101,400 and $108,400, respectively. The severance payments consisted primarily of 18 months base salary and an amount equal to all bonuses paid during the term of their respective employment agreement. Severance benefits consist primarily of health insurance, office space and secretarial support. Additionally, all options previously granted to Messrs. Dockser and Willoughby, to the extent not exercisable, immediately became exercisable. Each of the letter agreements was approved by the Compensation and Stock Option Committee as then constituted in January 2003.

Termination of Previous Employment Agreements with Mr. Iannarone and Ms. Azzara

        The Company was a party to employment agreements with each of Mr. Iannarone and Ms. Azzara. Each of these employment agreements had a two-year term which expired on August 25, 2003. These employment agreements provided for a minimum base salary of $325,000 for Mr. Iannarone and $315,000 for Ms. Azzara, such base salaries to be adjusted at least annually; provided, however, that each of such executive officers was entitled to an annual automatic increase in an amount equal to no less than the greater of (a) twenty percent (20%) of the annual base salary in effect during the month immediately prior to the month in which the adjustment is to occur, or (b) the Consumer Price Index percentage increase set forth in each of these employment agreements (as such base salary may be increased, the "Base Salary"). These employment agreements also provided each of such executive officers with a guaranteed minimum bonus equal to one-third of each individual's Base Salary.

        In connection with the termination for non-renewal of each of Mr. Iannarone's and Ms. Azzara's previous employment agreements, Mr. Iannarone and Ms. Azzara received payments of $1,110,444 and $1,086,889, respectively, pursuant to the terms of such previous employment agreements. These payments consisted primarily of 18 months' Base Salary plus an amount equal to the greater of (a) the sum of such individual's retention payments and reorganization bonus (such retention payments and reorganization bonuses paid in connection with the Company's Chapter 11 reorganization), or (b) all discretionary bonuses and minimum bonuses earned by such individual prior to the termination of such individual's employment agreement.

        Upon termination of Mr. Iannarone's and Ms. Azzara's previous employment agreements, each of Mr. Iannarone and Ms. Azzara entered into new employment agreements for employment by the Company as "at will" employees. See "Employment Agreements with Messrs. Jarrell and Abelman and Ms. Azzara" regarding the terms of Ms. Azzara's employment agreement. Mr. Iannarone resigned from the Company on October 24, 2003.

Severance Agreement with Mr. Lieberman

        Mr. Lieberman resigned from the Company on November 14, 2003. Pursuant to the terms of Mr. Lieberman's separation agreement, the Company agreed to pay Mr. Lieberman severance, bonus, relocation and other benefits. Mr. Lieberman received from the Company $331,122 in severance, bonus, relocation and other benefits in 2003 and the Company is obligated to pay Mr. Lieberman $254,943 in severance, relocation and other benefits in 2004.

2005 STOCKHOLDER PROPOSALS AND NOMINATIONS

        The Nominating and Governance Committee will consider director candidates recommended by our stockholders. Stockholders who wish to recommend nominees for director for consideration by the Nominating and Governance Committee must comply with the provisions and information requirements set forth in Article II, Section 9, paragraph 4 of our Second Amended and Restated Bylaws and with the timing requirements set forth in Rule 14a-8 of the Exchange Act. In order to nominate a director candidate for consideration by the Nominating and Governance Committee, the stockholder must submit the nomination in writing to the Secretary of our Company no later than the time periods set forth in our Second Amended and Restated Bylaws, as amended. Stockholder nominations for director received by the Company in compliance with the provisions set forth in our Bylaws will be forwarded to the Nominating and Governance Committee for consideration. The submission of a stockholder nominee to the Nominating and Governance Committee does not mean that the Nominating and Governance Committee will recommend such stockholder nominee to the Board for consideration.

        The Company expects to hold its 2005 annual meeting of stockholders in May 2005. Stockholders of the Company may submit proposals that they believe should be voted upon at the 2005 annual meeting consistent with regulations of the Securities and Exchange Commission and the Company's Bylaws.

        Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company's 2005 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Secretary of the Company at 11200 Rockville Pike, Rockville, Maryland 20852 no later than December 3, 2004. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement.

        The Company's Bylaws set forth additional requirements and procedures regarding the submission by stockholders of proposals for consideration at the annual meeting outside of Rule 14a-8. The Bylaws also set forth the requirements and procedures for stockholders to nominate directors at the annual meeting. One requirement for a stockholder to submit a proposal or nominate a director at the annual meeting is to submit such nomination or proposal in writing to the Secretary of the Company no earlier than the close of business on the 100th day and no later than the close of business on the 90th day prior to the first anniversary of the date of the notice of this year's annual stockholder meeting. The submission of a proposal or director nomination does not guarantee that it will be presented at the annual meeting.

        Stockholders may also recommend nominees for director to the Nominating and Governance Committee for consideration. In order to nominate a director candidate for consideration, the stockholder must submit the nomination in writing to the Secretary of the Company no later than December 3, 2004. The nomination must contain the information specified by the Company's Bylaws for stockholder director nominations. The submission of a stockholder director nomination to the Nominating and Governance Committee does not mean that the Nominating and Governance Committee will recommend such stockholder director nomination to the Board for consideration.

        Stockholders interested in submitting a proposal or director nomination are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the Company's Bylaws, as applicable.

OTHER MATTERS

        The Board of Directors knows of no business that will be presented at the Annual Meeting other than as described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted: (a) FOR the election of the three nominees for Class I director; (b) FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004; and (c) if any other business is properly presented at the Annual Meeting, the Proxy holders will vote thereon in accordance with their discretion.

DATED: April 8, 2004

                        ON BEHALF OF THE BOARD OF DIRECTORS

                        /s/ SUSAN B. RAILEY

                        Susan B. Railey
                        Secretary

PROXY

CRIIMI MAE INC. ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Stock of CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 18, 2004, at 10:00 a.m., local time, at the Millenium Hilton, 55 Church Street, New York, New York 10017, and hereby further revokes all previous proxies and appoints Barry S. Blattman and Susan B. Railey, and each of them, as proxies of the undersigned, as designated on this card, to vote all shares of stock of the Company that the undersigned is entitled to vote with full power of substitution to represent the undersigned and to vote for and in the name of the undersigned, at the Annual Meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present, for the following purposes:

Please mark your votes as indicated in this example	☒
ITEM 1.	Election of Class I Directors: The election of the following persons as directors of the Company, as provided in the Company's Proxy Statement:	FOR the nominees listed (except as marked to the contrary) ☐	WITHHOLD authority to vote for the nominees listed ☐
John S. Moody Glenn J. Rufrano Robert E. Woods
Instruction: To withhold your vote from any of the nominees, write the name of the nominee or nominees on the line below:

ITEM 2.	To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND AS PROVIDED FOR IN THE PROXY STATEMENT REGARDING THE OTHER PROPOSALS AND AS THE NAMED PROXIES DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF

YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s) _________________, Signature, if held jointly ____________ Date _________, 2004 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Certain shareholders who hold their shares in "street name" and live in the same household may receive only one copy of this Proxy Statement. This practice is known as "householding." If you hold your shares in "street name" and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. CRIIMI MAE does not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

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TABLE OF CONTENTS
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2004
CORPORATE GOVERNANCE AND RELATED MATTERS
ITEM 1.—ELECTION OF DIRECTORS
ITEM 2.—APPROVAL OF INDEPENDENT ACCOUNTANTS
EXECUTIVE COMPENSATION
2005 STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER MATTERS